EXHIBIT 23.2



                                     ARTHUR
                                    ANDERSEN


               CONSENT OF INDEPENDENT CERTIFIED PUBLICACCOUNTANTS



As independent certified public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of the registration statement of H.T.E., Inc., filed on February 28, 1997.



/s/ ARTHUR ANDERSEN LLP
-----------------------
Arthur Andersen LLP

Orlando, florida
  February 18, 1997